Exhibit 10.28
                        AMENDMENT TO EMPLOYMENT AGREEMENT

     AGREEMENT made as of the 1st day of January 1998, by and between MICHAEL FRIEDLAND (hereinafter referred to as the "Employee"), residing at 117 Margaret Blvd., Merrick, New York 11566, and BREAKING WAVES, INC. (hereinafter referred to as the "Company"), a New York corporation with its principal offices located at 112 West 34th Street, New York, New York 10120.

                              W I T N E S S E T H :

     WHEREAS, the Company and Employee entered into an Employment Agreement dated November 27, 1996;

     WHEREAS, Employee has performed in an exemplary manner in his position with the Company;

     WHEREAS, the Company desires to compensate Employee for the benefits the Company has received as a result of such performance; and

     WHEREAS, the Company and the Employee consequently desire to amend such Employment Agreement to reflect the foregoing;

     NOW THEREFORE, in consideration of the mutual promises made by the Company and Employee, and the terms and conditions hereafter set forth, the receipt and adequacy of such consideration being mutually acknowledged, the Company and Employee hereby agree to the following:

     1. Article III, Paragraph (A) of the Employment Agreement is hereby amended to revise Employee's salary and shall read as follows:

     Commencing on January 1, 1998, the Company shall pay to Employee a salary at the rate of $130,000 per annum until November 27, 1999 (payable in equal weekly installments or pursuant to such regular pay periods adopted by the Company) (the "Base Salary").

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.
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
         BREAKING WAVES, INC.                                                   EMPLOYEE


By:        /s/ Harold Rashbaum                                                  /s/ Michael Friedland
         Harold Rashbaum                                                        Michael Friedland
         President

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